UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2019

IMMUNE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bridge Plaza North, Suite 270, Fort Lee, NJ	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.03	Bankruptcy or Receivership.

On February 17, 2019, Immune Pharmaceuticals Inc. (the “Company”) filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., in the United States Bankruptcy Court for the District of New Jersey, captioned Immune Pharmaceuticals, Inc., et al., Case No.: 19-13273 (VFP).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2019, Tony Fiorino resigned as the President and Interim Chief Executive Officer of the Company. Dr. Fiorino will continue as a member of the Company’s Board of Directors. Dr. Fiorino’s resignation was not due to any disagreement related to the Company’s operations, policies or practices, financial status or financial statements.

Gary H. Rabin, age 53, has been appointed as the President and Interim Chief Executive Officer of the Company to succeed Dr. Fiorino. Mr. Rabin has also been elected to the Company’s Board of Directors to fill the vacancy resulting from Dr. Cameron Durrant’s resignation as a member of the Board of Directors in September 2018.

Mr. Rabin has served as a consultant to the Company since October 2018. Since November 2014, Mr. Rabin has been the managing member of Vine Holdings Group LLC, a restructuring and financial advisory firm. From December 2007 to January 2014, Mr. Rabin held a number of positions with Advanced Cell Technology, Inc., including director, Interim Chief Executive Officer and Chairman of the Board and Chief Executive Officer and Chairman of the Board. Mr. Rabin has a 32-year career in finance, including as a portfolio manager for hedge funds investing in the technology, media and telecommunications industries and as a media and telecommunications investment banker, primarily focused on investment management and capital raising targeting small-cap and emerging growth companies.

In connection with his employment as the Company’s President and Interim Chief Executive Officer, the Company has entered into an employment agreement with Mr. Rabin, dated March 7, 2019 (the “Employment Agreement”), which provides for Mr. Rabin’s appointment as President and Interim Chief Executive Officer for a term ending on June 7, 2019. In the Employment Agreement, the Company agreed to pay Mr. Rabin $11,000 and to pay Mr. Rabin an additional $4,000 on each of April 7, May 7 and June 7, 2019. The Company also agreed to reimburse Mr. Rabin for his reasonable out-of-pocket or associate expenses incurred in connection with his service to the Company. In the Employment Agreement, Mr. Rabin also agreed to customary confidentiality, non-solicitation and invention covenants.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.

There are no arrangements or understandings between Mr. Rabin and any other persons pursuant to which he was elected as President and Interim Chief Executive Officer. There are also no family relationships between Mr. Rabin and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 7, 2019, the Company issued a press release announcing Dr. Fiorino’s resignation as an officer of the Company and the appointment of Mr. Rabin as his successor and his election as a director of the Company. A copy of the press release is filed herewith as Exhibit 10.2 and incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated March 7, 2019, by and between Immune Pharmaceuticals Inc. and Gary H. Rabin
10.2	Press release dated March 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Gary H. Rabin
Name:	Gary H. Rabin
Title:	President and Interim Chief Executive Officer

Date: March 8, 2019

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